Exhibit 4.33

AMENDMENT AGREEMENT

 Date: 15 February 2017
1
Reference is made to the loan agreement dated 2 October 2010 (as amended and/or supplemented from time to time) (the Loan Agreement) and entered into between, inter alios, (1) Lae Shipping Company and Namu Shipping Company Inc. as joint and several borrowers (the "Borrowers"), (2) Diana Shipping Inc. as guarantor (the "Corporate Guarantor"), (3) DNB Bank ASA (then known as DnB NOR BANK ASA) and The Export-Import Bank of China as arrangers, (4) DNB Bank ASA (then known as DnB NOR BANK ASA) as swap provider, (5) DNB Bank ASA (then known as DnB NOR BANK ASA) as security agent (the "Security Agent"), agent (the "Agent") and account bank and (6) the banks and financial institutions referred to therein as lenders (the "Banks"), in relation to a loan of up to $82,600,000.

2	Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.
3	The Creditors hereby agree, following the Borrowers' request, that, with effect from the date of this Agreement, clause 4.1.5 of the Loan Agreement shall be amended (and is hereby amended) as follows:
"4.1.5	If one or more Banks wish to exercise their right under clause 4.1.3 in respect of an Advance, the Agent shall send to the Borrowers a written demand to this effect in respect of that Advance:
(a)
in respect of the Namu Advance, by not earlier than the date falling fifty four (54) months after the Drawdown Date for such Advance and by not later than the date falling sixty (60) months after the Drawdown Date for such Advance; or

(b)	in respect of the Lae Advance, at any time on or before 18 May 2017.
Neither the Agent nor any Bank shall be obliged to assign any reason to any decision to demand such repayment of an Advance under clause 4.1.3 above.".
4
The consent of the Creditors referred to in paragraph 3 above is given only on the condition and in consideration of the Borrowers and the Corporate Guarantor hereby agreeing with the Creditors that the Borrowers and the other Security Parties will comply or will procure compliance with the following terms at the times specified below:

(a)	by no later than 15 February 2017, the Borrowers and the other Security Parties shall have executed this Agreement by signatories acceptable to the Agent in all respects;
(b)
by no later than 23 February 2017, the Borrowers and the other Security Parties deliver to the Agent, such corporate authorisations or other evidence of the authority of each Security Party, in relation to the execution of this Agreement, in such form as the Agent may require in its absolute discretion; and

(c)
by no later than 23 February 2017, each Borrower executes in favour of the Security Agent, in respect of its Ship, an addendum to the Mortgage of such Ship (each a "Mortgage Addendum" and together the "Mortgage Addenda") in form and substance satisfactory to the Agent and procures that each such Mortgage Addendum has been duly recorded with the relevant Registry of each such Ship.

5	Failure by the Borrowers and the other Security Parties to comply with any of the above conditions at the times specified above will constitute an Event of Default under the Loan Agreement.

6	This Agreement is supplemental to the Loan Agreement.
7	This Agreement constitutes a Security Document.
8
Save as amended or deemed amended by this Agreement, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this Agreement shall be read and construed as one instrument.

9
Each of the Borrowers, the Corporate Guarantor and the Manager hereby confirms its consent to the amendments to the Loan Agreement hereunder and the other arrangements contained in this Agreement, and further acknowledges and agrees that the Security Documents to which it is a party and its obligations, shall remain and continue to be in full force and effect notwithstanding the said amendments to the Loan Agreement and the other arrangements contained in this Agreement.

10
The provisions of clauses 17 (Notices) and 18 (Governing law and jurisdiction) of the Loan Agreement shall be incorporated into this Agreement as if set out in full herein and as if references to "this Agreement" were references to this Agreement.

11	This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with English law.

SIGNATORIES

EXECUTED as a DEED	)
By Anastasios Margaronis	)
for and on behalf of	)	/s/ Anastasios Margaronis
LAE SHIPPING COMPANY INC.	)	Authorised Signatory
as Borrower	)	Signed in Switzerland
in the presence of:		15 February 2017

/s/ Sophia Fafalios
Witness
Name: Sophia Fafalios
Address: 1 Haversham Place, Merton Lane, London N6 6NG, United Kingdom
Occupation: Shipbroker

EXECUTED as a DEED	)
By Anastasios Margaronis	)
for and on behalf of	)	/s/ Anastasios Margaronis
NAMU SHIPPING COMPANY INC.	)	Director and Secretary
as Borrower	)	Signed in Switzerland
in the presence of:		15 February 2017

/s/ Sophia Fafalios
Witness
Name: Sophia Fafalios
Address: 1 Haversham Place, Merton Lane, London N6 6NG, United Kingdom
Occupation: Shipbroker

EXECUTED as a DEED	)
By Anastasios Margaronis	)
for and on behalf of	)	/s/ Anastasios Margaronis
DIANA SHIPPING INC.	)	Director and President
as Corporate Guarantor	)	Signed in Switzerland
in the presence of:		15 February 2017

/s/ Sophia Fafalios
Witness
Name: Sophia Fafalios
Address: 1 Haversham Place, Merton Lane, London N6 6NG, United Kingdom
Occupation: Shipbroker

EXECUTED as a DEED	)
By Anastasios Margaronis	)
for and on behalf of	)	/s/ Anastasios Margaronis
DIANA SHIPPING SERVICES S.A.	)	Director and Secretary
as Manager	)	Signed in Switzerland
in the presence of:		15 February 2017

/s/ Sophia Fafalios
Witness
Name: Sophia Fafalios
Address: 1 Haversham Place, Merton Lane, London N6 6NG, United Kingdom
Occupation: Shipbroker

EXECUTED as a DEED	)
By David Hopwood and Ioannis Kariofyllidis	)
for and on behalf of	)	/s/ David Hopwood /s/ Ioannis Kariofyllidis
DNB (UK) LIMITED	)	Authorised Signatory
as Bank	)
in the presence of:

/s/ Vanessa Kerr
Witness
Name: Vanessa Kerr
Address: Norton Rose Fulbright LLP, 3 More London Riverside, London SE1 2AQ United Kingdom
Occupation: Legal Transaction Assistant

EXECUTED as a DEED	)
By David Hopwood and Ioannis Kariofyllidis	)
for and on behalf of	)	/s/ David Hopwood /s/ Ioannis Kariofyllidis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Arranger	)
in the presence of:

/s/ Vanessa Kerr
Witness
Name: Vanessa Kerr
Address: Norton Rose Fulbright LLP, 3 More London Riverside, London SE1 2AQ United Kingdom
Occupation: Legal Transaction Assistant

EXECUTED as a DEED	)
By	)
for and on behalf of	) /s/
THE EXPORT-IMPORT BANK OF CHINA	)	Authorised Signatory
as Manager	)
in the presence of:

/s/ Luo Weibo
Witness
Name: Luo Weibo
Address: No. 30, FuXingMenNei street, Xicheng District, Beijing 100031, P.R. China
Occupation: Project Manager

EXECUTED as a DEED	)
By David Hopwood and Ioannis Kariofyllidis	)
for and on behalf of	)	/s/ David Hopwood /s/ Ioannis Kariofyllidis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Swap Provider	)
in the presence of:

/s/ Vanessa Kerr
Witness
Name: Vanessa Kerr
Address: Norton Rose Fulbright LLP, 3 More London Riverside, London SE1 2AQ United Kingdom
Occupation: Legal Transaction Assistant

EXECUTED as a DEED	)
By David Hopwood and Ioannis Kariofyllidis	)
for and on behalf of	)	/s/ David Hopwood /s/ Ioannis Kariofyllidis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Security Agent	)
in the presence of:

/s/ Vanessa Kerr
Witness
Name: Vanessa Kerr
Address: Norton Rose Fulbright LLP, 3 More London Riverside, London SE1 2AQ United Kingdom
Occupation: Legal Transaction Assistant

EXECUTED as a DEED	)
By David Hopwood and Ioannis Kariofyllidis	)
for and on behalf of	)	/s/ David Hopwood /s/ Ioannis Kariofyllidis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Agent	)
in the presence of:

/s/ Vanessa Kerr
Witness
Name: Vanessa Kerr
Address: Norton Rose Fulbright LLP, 3 More London Riverside, London SE1 2AQ United Kingdom
Occupation: Legal Transaction Assistant

EXECUTED as a DEED	)
By David Hopwood and Ioannis Kariofyllidis	)
for and on behalf of	)	/s/ David Hopwood /s/ Ioannis Kariofyllidis
DNB BANK ASA (formerly known as DNB NOR BANK ASA))		Authorised Signatory
as Account Bank	)
in the presence of:

/s/ Vanessa Kerr
Witness
Name: Vanessa Kerr
Address: Norton Rose Fulbright LLP, 3 More London Riverside, London SE1 2AQ United Kingdom
Occupation: Legal Transaction Assistant